KEYSTONE CONSOLIDATED INDUSTRIES, INC.                            [LOGO OMITTED]

================================================================================
                                  PRESS RELEASE
================================================================================

FOR IMMEDIATE RELEASE                                         CONTACT:

Keystone Consolidated Industries, Inc.                        Vic Stirnaman
5430 LBJ Freeway, Suite 1740                                  Director -
Dallas, Texas 75240-2697                                      Human Resources
(972) 458-0028                                                (309) 697-7512


       KEYSTONE AND INDEPENDENT STEEL WORKERS ALLIANCE ANNOUNCE TENTATIVE
                AGREEMENT WITH INDEPENDENT STEEL WORKERS ALLIANCE

     PEORIA, ILLINOIS . . . July 16, 2004 . . . Keystone Consolidated Industries, Inc. (OTCBB: KESNQ) and the Independent Steel Workers Alliance jointly announce that today they reached a tentative agreement with respect to the collective bargaining agreement for active union employees at the Bartonville Plant. The revisions to the collective bargaining agreement must be approved by the ISWA membership and by the Bankruptcy Court in Milwaukee before they become effective.

     Randy Beck, President of the ISWA, said, "We hope our membership will send a clear message to the Company's customers that the ISWA intends to keep the Bartonville Plant open and products delivered on time. Union employees have worked hard to keep the plant operating efficiently. We will ask our membership to ratify the modified agreement."

     Vic Stirnaman, Director - Human Resources of Keystone, said: "We are pleased to have reached an agreement with the ISWA leadership. The tentative agreement is the first major step in formulating a reorganization plan that the company intends to file with the court soon. If ultimately confirmed, such a plan will enable a restructuring and emergence from bankruptcy by year's end."

     The new tentative agreement provides for concessions as well as new rights for union employees. Details regarding the new tentative agreement will be provided in a motion that the Company and the ISWA will jointly file with the court.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Release and those described from time to time in the Company's other filings with the Securities and Exchange Commission including, but not limited to:

o Future supply and demand for the Company's products (including cyclicality thereof),
o    Customer inventory levels,
o Changes in raw material and other operating costs (such as ferrous scrap and energy)
o    General economic conditions,
o    Competitive products and substitute products,
o    Changes in customer and competitor strategies,
o    The impact of pricing and production decisions,
o    The possibility of labor disruptions,
o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
o    Government regulations and possible changes therein,
o Significant increases in the cost of providing medical coverage to employees and retirees,
o The ability to successfully obtain reductions in the Company's operating costs, including achieving relief from the current provisions of the Company's collective bargaining agreement with its labor union and certain retirees,
o The ability of the Company to successfully renegotiate the terms of certain of its indebtedness,
o    The ultimate resolution of pending litigation,
o International trade policies of the United States and certain foreign countries,
o    Any possible future litigation, and
o    Other risks and uncertainties as discussed in this Release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded on the OTC Bulletin Board (Symbol: KESNQ).

                               * * * * * * * * * *